SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2007

PLASTINUM POLYMER TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52128	20-4255141
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

c/o 245 Park Avenue
New York, New York 10167
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 792-4030

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

As previously disclosed, on November 6, 2007, the Registrant issued an aggregate of 17,550 shares of Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred Stock”) at a price of $100.00 per share (the “Purchase Price”) to certain non-U.S. investors in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to a Securities Purchase Agreement with the investors (the “Purchase Agreement”).

Through December 3, 2007, the Registrant issued an additional 3,500 shares of Series B-1 Preferred Stock at the Purchase Price to certain additional non-U.S. investors in reliance on Regulation S under the Securities Act pursuant to the Purchase Agreement.

Each share of Series B-1 Preferred Stock is convertible into such number of shares of Common Stock as is determined by dividing $100 by the initial conversion price of $0.38 per share, subject to adjustment as contained in the Certificate of Designation for the Series B-1 Preferred Stock. The preceding sentence is also intended to clarify the information included in the Form 8-K previously filed by the Registrant on November 8, 2007 with respect to the conversion features of the Series B-1 Preferred Stock. Through December 3, 2007, the Registrant issued an aggregate of 21,050 shares of Series B-1 Preferred Stock convertible into 5,539,474 shares of Common Stock.

Pursuant to the Purchase Agreement, the investors also received Warrants and the Registrant entered into a Registration Rights Agreement.

Additional information on the terms of the Purchase Agreement, the Series B-1 Preferred Stock, the Warrants and the Registration Rights Agreement may be found in the Registrant’s Form 8-K filed on November 8, 2007.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2007, the Compensation Committee and the Board of Directors of the Registrant authorized and ratified payment of a base salary of $60,000 per month effective November 1, 2007 to Jacques Mot as compensation for services being provided by him to the Corporation in his capacity as President and Chief Executive Officer of the Corporation. Mr. Mot will be permitted to receive his compensation in the form of shares of the Registrant’s common stock, at Mr. Mot’s sole election and at any time prior to the payment thereof, at a price per share equal to $0.39 (the average closing bid price of the Registrant’s common stock on the Over-the-Counter Bulletin Board during October 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLASTINUM POLYMER TECHNOLOGIES CORP.

Dated: December 4, 2007
By:  /s/ Jacques Mot

Jacques Mot
President and CEO